Last update: 02/15/2019

Exhibit 3

# DISTANCE VOTING BALLOT

## Extraordinary General Meeting (EGM) - OI S.A. to be held on 03/19/2019

| |
|---|
| **Shareholder's Name** |
| **Shareholder's CNPJ or CPF** |
| **E-mail** |

**Instructions on how to cast your vote**

This Remote Voting Ballot refers to the Extraordinary General Meeting of Oi S.A. – In Judicial Reorganization ("Company") to be held on March 19, 2019, at 10 a.m., ("Meeting" or "EGM"), and it must be filled if the shareholder chooses to exercise its remote voting right, under article 121, sole paragraph, of Law No. 6,404/1976 ("Corporate Law") and CVM Ruling No. 481/2009 ("ICVM 481").

If the shareholder wishes to exercise its remote voting right, it shall fill the fields above with its full name (or corporate name) and number of its Enrollment with the Ministry of Finance, whether it is a legal entity (CNPJ) or an individual (CPF), in addition to an e-mail address for contact.

In addition, in order for this voting ballot to be considered valid and the votes rendered herein to be accounted for the quorum of the General Meeting:

- all fields below must be properly filled out;
- all pages must be initiated;
- at the end, the shareholder or its legal representative(s), as the case may be and under the legislation in force, shall sign the ballot; and
- the certification of the signatures in the ballot will be required.

The shareholders who choose to exercise their voting right through Remote Voting Ballot shall observe the other rules and formalities described in item 12.2 of the Company's Reference For (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

**Instructions for sending your ballot, indicating the delivery process by sending it directly to the Company or through a qualified service provider**

The shareholder who chooses to exercise its remote voting right may: (i) fill and send this ballot directly to the Company; or (ii) send filling instructions to able service providers, according to the instructions below:

1. Exercise a vote through service providers – Remote voting system:

The shareholder who chooses to exercise its remote voting right through service providers shall send its voting instructions to the respective custody agents, observing the rules determined thereby. In order to do so, the shareholders shall contact their custody agents and verify the procedures established thereby to issue voting instructions through ballot, and the documents and information required thereby for such purpose.

It is worth mentioning that, as determined by CVM Ruling No. 481, the Central Depositary of B3, upon receiving voting instructions of shareholders through their respective custody agents, shall disregard any diverging instructions regarding a single resolution that have been issued by the same CPF or CNPJ enrollment number.

2. Submission of ballot by the shareholder directly to the Company:

The shareholder who chooses to exercise its participation and remote voting right through submission of ballot directly to the Company, shall send the following documents to the Investors' Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):

(i) Hard copy of the ballot, duly filled, initialed and signed; and

(ii) Certified copy of the following documents:

(a) For individuals, official and valid identification document, with photo.

(b) For legal entities: (i) latest consolidated Bylaws or Articles of Association (as the case may be), along with any subsequent amendments that have not been consolidated; (ii) corporate documents that evidence the good standing of the shareholder's representation; and (iii) official and valid identification document of the legal representative of the shareholder, with photo.

(c) For investment funds: (i) latest consolidated Rules of the Investment Fund, along with any subsequent amendments that have not been consolidated; (ii) latest consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), along with any subsequent amendments that have not been consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and the shareholder (as the case may be); and (iv)

Extraordinary General Meeting (EGM) - OI S.A. to be held on 03/19/2019

representation of the administrator or manager and the shareholder (as the case may be); and (iv)
official and valid identification document of the legal representative of the administrator or manager (as the case may be) and the shareholder, with photo.

Regarding the documents indicated in items "(i)" and "(ii)" above, the Company requests, as the case may be: (i) certification of the signature; and (ii) simple translation for document in foreign language.

The ballot, along with the required documentation, shall be considered valid only if received by the Company, in order, with at least seven (7) days of advance regarding the date of such General Meeting, that is, before March 12, 2019. Ballots received by the Company after such period will not be considered.

As provided in article 21-U of CVM Ruling No. 481/2009 ("ICVM 481"), the Company will communicate to the shareholder, through e-mail address informed in the remote voting ballot, if

## DISTANCE VOTING BALLOT

## Extraordinary General Meeting (EGM) - OI S.A. to be held on 03/19/2019

the documents received are sufficient for the vote to be considered valid or the procedures and terms for any rectification or resubmission, if necessary.
The shareholder participating in the fungible custody of B3 shares who chooses to exercise its remote voting right through submission of ballot directly to the Company shall also submit an updated statement of its shareholding position issued by the custodian institution (namely, the statement issued by BM&FBOVESPA). In addition, without prejudice to any interest verification that the Company usually performs in its General Meeting, according to the updated interest records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address invest@oi.net.br, regarding any movement with the shares held thereby between the base date for such statement and the date of the respective General Meeting, along with the proofs of such movements.

**Postal and e-mail address to send the distance voting ballot, if the shareholder chooses to deliver the document directly to the company**

Investors' Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190)
invest@oi.net.br

**Indication of the institution hired by the company to provide the registrar service of securities, with name, physical and electronic address, contact person and phone number**

Bookkeeping Agent: Banco do Brasil
Phone: (21) 3808-3715
The shareholder may send remote voting instructions upon delivery of the voting ballot in one of the branches of Banco do Brasil S.A. with certified copies of the identification documents: a) individual: identity card, proof of address issued less than 90 days before; b) legal entities/investment funds: bylaws/articles of association/rules, documentation that proves the representation and identity card of the representative; and c) shareholders with tax address abroad: additionally, documents that prove the origin of the funds will be required according to CMN Resolution No. 4,373 or Law No. 4,131 and other related laws

**Resolutions concerning the Extraordinary General Meeting (EGM)**

**Simple Resolution**

1. To ratify the appointment and engagement of Valore Consultoria e Avaliações Ltda. ("Meden"), as the firm responsible for the appraisal report of the book value of the shareholders' equity of Copart 5 Participações S.A. ("Copart 5"), a wholly-owned subsidiary of the Company, to be merged into the shareholders' equity of the Company ("Appraisal Report")

[ ] Approve [ ] Reject [ ] Abstain

**Simple Resolution**

2. Review, discuss, and vote on the Appraisal Report prepared by Meden

[ ] Approve [ ] Reject [ ] Abstain

**Simple Resolution**

3. Review, discuss, and vote on the Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação) of Copart 5 into Company ("Protocol of Merger and Instrument of Justification"), and all exhibits thereto, which set forth the terms and conditions of the merger of Copart 5 into the Company, accompanied by the relevant documents

[ ] Approve [ ] Reject [ ] Abstain

**Simple Resolution**

4. Vote on the proposal of merger of Copart 5 into the Company, without change in the capital stock or issuance of new shares of the Company

[ ] Approve [ ] Reject [ ] Abstain

**Simple Resolution**

5. To approve the amendment of the of article 5 of the Bylaws to reflect the Capital Increases approved by the Board of Directors within the authorized capital limit, under the terms of the Judicial Reorganization Plan and the Backstop Agreement

## DISTANCE VOTING BALLOT

## Extraordinary General Meeting (EGM) - OI S.A. to be held on 03/19/2019

Judicial Reorganization Plan and the Backstop Agreement

[ ] Approve [ ] Reject [ ] Abstain

**Simple Resolution**

6. Ratify the election of member nominated in the Board of Directors Meeting held on October 04, 2018 to the Board of Director, in the form provided for in Article 150 of Law 6,404/76 and pursuant to Clauses 9.3 and 9.6 of the Judicial Reorganization Plan, according to the Notice to the Market disclosed on such date

[ ] Approve [ ] Reject [ ] Abstain

City :________________________________________________________________

Date :________________________________________________________________

Signature :____________________________________________________________

Shareholder's Name :____________________________________________________

Phone Number :________________________________________________________